UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2004

METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-2816	36-2090085
State of Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 867-6777

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. Other Events

On January 8, 2004, the company issued a press release to announce that the company’s stockholders approved and the company completed a merger pursuant to which each outstanding share of Class B common stock was converted into the right to receive $23.55 in cash, without interest, and each outstanding share of Class A common stock was converted into one share of new Methode common stock having one vote per share.  The company also announced in its press release that the board elected three new board members, declared dividends, adopted a new Stockholders Rights Plan, approved amendments to the company's by-laws and set the record date for its 2003 fiscal year annual meeting.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits

(c)           Exhibits

99.1         Methode Electronics, Inc. Press Release issued on January 8, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.

Date: January 8, 2004	By:	/s/ Douglas A. Koman
Douglas A. Koman
Vice President, Corporate Finance